Exhibit 99.2

ZAYO GROUP, LLC COMPLETES ACQUISITION OF FIBERNET TELECOM GROUP, INC.

NEW YORK, NY, September 9– FiberNet Telecom Group, Inc. (“FiberNet”) (formerly Nasdaq: FTGX) today announced that Zayo Group, LLC (“Zayo Group”) has completed its acquisition of FiberNet in a merger transaction valued at approximately $90.7 million.

FiberNet stockholders approved the transaction at a special stockholder meeting held on September 9, 2009, and the merger was effective as of the filing of the Certificate of Merger with the Delaware Secretary of State’s office on September 9, 2009.

FiberNet stockholders will receive $11.45 in cash for each share of FiberNet stock that they owned immediately prior to the merger. Zayo acquired 100% of the outstanding FiberNet shares and consequently FiberNet’s stock will no longer be traded on the Nasdaq Stock Market. BNY Mellon Shareowner Services, the paying agent for this transaction, will mail letters of transmittal to all FiberNet stockholders of record immediately following the merger with instructions on how to deliver their stock certificates to the paying agent in exchange for the payment of the merger consideration. Stockholders should not surrender their stock certificates until they have completed the letter of transmittal. Stockholders who held their shares in “street name” through a bank or broker should contact their bank or broker to determine what actions they must take to receive the merger consideration.

The merger results in Zayo owning 100% of the common stock of FiberNet. Consequently, FiberNet has notified the NASDAQ Stock Market of Zayo’s completion of its acquisition of FiberNet, and requested that FiberNet’s shares of common stock be voluntarily delisted, and trading be halted on its shares of common stock. NASDAQ has informed FiberNet that with effect from the close of business on September 9, 2009, FiberNet’s common stock will be suspended from listing on the NASDAQ Stock Market and that the Form 25 in respect of FiberNet, providing notification of removal from listing and registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), will be filed immediately thereafter. In addition, FiberNet expects to file Form 15 today with the Securities and Exchange Commission, pursuant to which its reporting duties under Section 15(d) of the Exchange Act will be suspended.

About FiberNet

Celebrating its 10th anniversary, FiberNet owns and operates integrated colocation facilities and diverse transport routes in the gateway markets of New York/New Jersey, Los Angeles, Chicago and Miami, designed to provide comprehensive broadband interconnectivity enabling the exchange of traffic over multiple networks. FiberNet’s customized connectivity infrastructure provides an advanced, high bandwidth, fiber-optic solution to support the demand for network capacity and to facilitate the interconnection of multiple carriers’ and customers’ networks. For additional information about FiberNet, visit FiberNet’s website at www.ftgx.com.

About Zayo Group

Based in Louisville, Colo., Zayo Group (www.zayo.com) is a regional provider of telecom services – including bandwidth, voice and managed services – to carrier, enterprise, SME and government customers. Zayo Group currently provides its service over a fiber network that spans 129 markets in 23 states. Zayo Group consists of three complementary business units: Zayo Bandwidth, Zayo Managed Services and Onvoy Voice Services.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.ftgx.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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